Exhibit 5.1

30 ROCKEFELLER PLAZA	ABU DHABI	HOUSTON
NEW YORK, NEW YORK	AUSTIN	LONDON
10112-4498	BEIJING BRUSSELS	MOSCOW NEW YORK
TEL +1 212.408.2500	DALLAS	PALO ALTO
FAX +1 212.408.2501	DUBAI	RIO DE JANEIRO
BakerBotts.com	HONG KONG	RIYADH
WASHINGTON

October 18, 2013

Monitronics International, Inc.

2350 Valley View Lane, #100

Dallas, Texas 75234

Ladies and Gentlemen:

We have acted as counsel for Monitronics International, Inc., a Texas corporation (the “Issuer”) and the guarantors listed on Schedule I attached hereto (collectively, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed offering under the Securities Act by the Issuer of $175,000,000 aggregate principal amount of the Issuer’s 9.125% Senior Notes due 2020 (the “Exchange Notes”) in exchange (the “Exchange Offer”) for a like principal amount of the Issuer’s issued and outstanding 9.125% Senior Notes due 2020 (the “Original Notes”). The Exchange Notes are to be issued under an existing Indenture, dated as of March 23, 2012 (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

As a basis for the opinions hereinafter expressed, we have examined (i) the Registration Statement, (ii) the Indenture, (iii) the organizational documents of the Issuer and the Guarantors, each as amended or restated to date, (iv) corporate, limited liability company or partnership, as the case may be, records of the Issuer and the Guarantors, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Issuer and the Guarantors, and (vi) statutes and other instruments and documents. We have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies conform to the originals thereof. We also have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, (ii) the Registration Statement will have become effective under the Securities Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and issued in exchange for the Original Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement.

On the basis of the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that: (1) the Exchange Notes will constitute legal, valid and binding obligations of the Issuer, and (2) the guarantees will constitute valid and binding obligations of the Guarantors.

Our opinions set forth above are subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Texas Business Organizations Code and applicable federal law, in each case as in effect on the date hereof. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.
BAKER BOTTS L.L.P.

Schedule I

List of Guarantors

Subsidiary	Jurisdiction of Formation
Monitronics Canada, Inc.	Delaware
MI Servicer LP, LLC	Delaware
MIBU Servicer Inc.	Delaware
Monitronics Security LP	Delaware
Monitronics Funding LP	Delaware
Platinum Security Solutions, Inc.	Delaware
Security Networks LLC	Florida
Security Networks Acceptance LLC	Delaware